EXHIBIT 10.7
FERRO CORPORATION AND SUBSIDIARIES
SCHEDULE II
     The Company has entered into change in control agreements substantially identical with its form of change in control agreement (Exhibit 10.6) with the following current executive officers:
Sallie B. Bailey
James C. Bays
Ann E. Killian
James F. Kirsch
Celeste B. Mastin
Michael J. Murry
Barry D. Russell
Peter T. Thomas
     The Company had entered into a change in control agreement with Thomas M. Gannon where the agreement has since terminated.